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                                                                    EXHIBIT 23.3



                                     [KPMG LETTERHEAD]



THE BOARD OF DIRECTORS AND SHAREHOLDERS
ST ASSEMBLY TEST SERVICES LTD:



We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.





/s/ KPMG
-----------------
KPMG
SINGAPORE



December 27, 1999